                                                               Exhibit 23.1

We hereby consent to the use by Buyer in its Report on Form 8-K of our report, dated August 8, 2001, relating to the financial statements of the equipment repair business of Broadband Services, Inc., as of December 31, 2000, for the year ended December 31, 2000, as of June 30, 2001 and for the six months ended June 30, 2001.

August 8, 2001                                   /s/ Arthur Andersen LLP

                                                 Arthur Andersen LLP